SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 6, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS
On December 7, 2006, Ashford Hospitality Trust, Inc. (the “Company”) completed the acquisition of a seven-property, 2,004 room hotel portfolio for approximately $267.2 million in cash from a partnership of affiliates of Oak Hill Capital Partners, The Blackstone Group, and Interstate Hotels and Resorts (i.e., MIP BLOOMINGTON, LLC, MIP IOWA CITY, LLC, MIPS SAN DIEGO, LLC, MIP TRUMBULL, LLC, MIP ANCHORAGE, LLC, MIP WALNUT CREEK, LLC, each a Delaware limited liability company, and MIP PHILADELPHIA, LP, a Pennsylvania limited partnership).
The purchase price represents a trailing 12-month cap rate of 6.0% on net operating income, an EBITDA yield of 7.5%, and a 13.4x EBITDA multiple.
The seven-property hotel portfolio consists of five core properties and two non-core properties which the Company intends to sell as follows:
Core Properties:
Sheraton Anchorage in Anchorage, AK
Hilton Minneapolis/St. Paul Airport in Bloomington, MN
Embassy Suites Philadelphia Airport in Philadelphia, PA
Sheraton San Diego Hotel, Mission Valley in San Diego, CA
Embassy Suites Walnut Creek in Walnut Creek, CA
Non-Core Properties:
Sheraton Iowa City in Iowa City, IA
Marriott Trumbull in Trumbull, CT
The Company will operate the five core hotels under a long-term management agreement with Remington Management, L.P., which is an affiliate of the Company. The two non-core hotels will continue to be managed by an affiliate of Interstate Hotels and Resorts.
The Company funded the acquisition with proceeds from:
a) a $25.0 million draw on its credit facility, as discussed below in Item 2.03,
b) a $212.0 million mortgage loan, as discussed below in Item 2.03, and
c) cash available on its balance sheet.

ITEM 2.03 MATERIAL FINANCIAL OBLIGATION
To fund a portion of the purchase price of the hotel portfolio acquisition discussed in Item 2.01 above, the Company completed the following:
a) On December 6, 2006, the Company completed a $25.0 million draw on its $150.0 million credit facility, due August 16, 2008, with an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio. Considering this draw, the outstanding balance on this credit facility at December 6, 2006 was $25.0 million. The credit facility is subject to acceleration upon the occurrence of certain events of default by the borrower.
b) On December 7, 2006, the Company executed a $247.0 million mortgage loan with Countrywide Commercial Real Estate Finance, Inc., of which $212.0 million was funded immediately with the remaining balance to be funded over the next two years as capital expenditures are incurred by the Company. The loan bears interest at a rate of LIBOR plus 1.72%, requires monthly interest-only payments through maturity, matures December 11, 2009 with two one-year extension options, and includes certain prepayment restrictions and fees. The loan is secured by the seven hotels acquired on December 7, 2006, as discussed in Item 2.01. The loan is subject to acceleration upon the occurrence of certain events of default by the borrower.
In connection with this loan, on December 6, 2006, the Company purchased two 6.25% LIBOR interest rate caps with a total notional amount of $247.0 million to limit its exposure to rising interest rates on its variable-rate debt. These interest rate caps mature December 11, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements
          (1) Financial Statements of Acquired Property
All required financial statements of the acquired property will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.
          (2) Pro Forma Financial Information
All required pro forma financial information of the Company, taking into account this acquisition, will be filed no later than 71 days after the date this initial report on Form 8-K must be filed.
     (b) Exhibits
10.31.1	Loan Agreement, dated as of December 7, 2006, by and among the Registrant and Countrywide Commercial Real Estate Finance, Inc., as Lender

10.31.2	$212 Million Rate Protection Agreement, dated December 6, 2006, by and among the Registrant and SMBC Derivative Products Limited Branch

10.31.3	$35 Million Rate Protection Agreement, dated December 6, 2006, by and among the Registrant and SMBC Derivative Products Limited Branch

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 11, 2006

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer